Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 24, 2006, accompanying the consolidated financial statements of EON Streams, Inc. included in the Current Report on Form 8-K/A (this "Form 8-K/A"). We hereby consent to inclusion of said report in this Form 8-K/A and the incorporation by reference of said report in the Registration Statement of VitalStream Holdings, Inc. on Form S-3, File No. 333-132919, Form S-8, File No. 333-82218 and on Form S-2, File No. 333-117456.

/s/ ROSE, SNYDER & JACOBS
A Corporation of Certified Public Accountants
Encino, CA
July 12, 2006